UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012

MedClean Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

57 S Commerce Way

Suite 310

Bethlehem, PA 18017

(Address of principal executive offices, including zip code)

1-888-777-4077

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On September 21, 2012, David Laky resigned from his positions as Chief Executive Officer and President. Mr. Laky will continue to serve as a director of the Company and shall serve as the Company’s Executive until the Board of Directors (the “Board”) has identified a new Chief Executive Officer. Jay S. Bendis will continue to serve the Company as a director but shall temporarily resign as Chairman of the Board until such time as the Company can find a suitable replacement for Mr. Laky. The Board will immediately commence the search for a new Chief Executive Officer and anticipates completing its search no later than January 1, 2013. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of Mr. Laky’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

17.1	Resignation Letter of David Laky, dated September 21, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCLEAN TECHNOLOGIES, INC.

Dated: September 24, 2012	By:	/s/ David Laky
Name: David Laky
Title: Executive Chairman